Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2017 Financial Results

SECAUCUS, N.J. – May 4, 2017 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

•	Net Sales of $34.5 million, up 9.7%
•	Net Loss of $2.9 million
•	Adjusted EBITDA of $1.9 million
•	Freshpet Fridges increased 10.4% to 17,031 from 15,429

“We are off to a good start in fiscal 2017 and are on-track to achieve our annual objectives.  In the quarter, our Feed the Growth strategic plan drove a significant increase in consumption from our stepped-up advertising investment and we further optimized our supply chain to more efficiently deliver Freshpet products to retail partners and consumers at lower cost,” said Billy Cyr, Freshpet’s Chief Executive Officer.  “Going forward, we continue to expect our net sales growth and gross margin expansion to be more pronounced.  We believe we are on the right path to rapidly scale the Freshpet brand behind our proven marketing message, outstanding product quality, and broad retail distribution.”

First Quarter 2017

Net sales increased 9.7% to $34.5 million for the first quarter of 2017. The Company’s core fresh refrigerated product offering grew 12.2% as compared to the same period in the prior year. Net sales for the quarter were driven by velocity gains and a 10.4% increase in Freshpet fridge store locations to 17,031 as of March 31, 2017, as compared to the prior year period.

Gross profit was $15.8 million, or 45.8% as a percentage of net sales for the first quarter of 2017, compared to $14.9 million, or 47.3% as a percentage of net sales, in the same period last year. For the first quarter 2017, Adjusted Gross Profit was $17.2 million, or 49.9% as a percentage of net sales, compared to $15.8 million, or 50.2% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $18.5 million for the first quarter of 2017 compared to $16.5 million in the prior year period. As a percentage of net sales, SG&A increased to 53.7% for the first quarter of 2017 compared to 52.4% in the first quarter of 2016. Adjusted SG&A as a percentage of net sales increased to 51.1% compared to 49.4% in the first quarter of 2016. The increase in SG&A is primarily due to the Company’s planned increased media spend. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net Loss was $2.9 million for the first quarter of 2017 compared to a net loss of $1.8 million for the prior year period.

Adjusted EBITDA was $1.9 million for the first quarter of 2017, compared to $2.5 million in the first quarter 2016.  Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

Cash and Net Debt

For the first quarter ended March 31, 2017, the Company generated cash from operations of $2.1 million compared to $2.0 million for the quarter ended March 31, 2016, and reduced its outstanding debt by $1.3 million to $5.8 million.  The Company continues to have $30.0 million available under it Credit Facility.    At March 31, 2017 the Company had cash and cash equivalents of $2.0 million.

Outlook

Mr. Cyr continued, “Consistent with our Feed the Growth strategic plan, we expect to increase our media spend in 2017 by approximately 60% to drive higher awareness and capitalize on Freshpet’s high repeat rate. To date, we are very encouraged by the results and expect that over time this spend will more rapidly increase same store sales and more quickly increase new store penetration. That will position the Company well to drive long term shareholder value.”

For full year 2017, the Company reiterated its guidance and continues to expect the following results compared to the prior year:

•	To exceed Net Sales of $153 million, an increase of approximately 15%, (17% for its fresh refrigerated product offering) with an increased rate of growth throughout the year.
•	To exceed Adjusted EBITDA of $16 million, a decrease of approximately 10%.
•	To exceed Freshpet Fridges of over 18,200, an increase of approximately 10%.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of warrants. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through May 18, 2017. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671 the passcode is 13660191.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, our foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and are currently testing in the United Kingdom. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures (collectively, “the non-GAAP financial measures”) should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A Adjusted SG&A as a % of net sales

•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expense.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, and fees related to a secondary offering.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, and launch expenses.

Management believes that the non-GAAP measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,023,788	$3,908,177
Accounts receivable, net of allowance for doubtful accounts	8,718,873	8,886,790
Inventories, net	7,607,293	5,402,735
Prepaid expenses and other current assets	769,940	1,045,651
Total Current Assets	19,119,894	19,243,353
Property, plant and equipment, net	101,712,630	101,493,080
Deposits on equipment	3,705,972	3,620,444
Other assets	2,265,903	2,094,339
Total Assets	$126,804,399	$126,451,216
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	10,728,553	6,884,155
Accrued expenses	3,794,187	4,531,139
Accrued warrants	145,275	253,391
Borrowings under Credit Facilities	5,750,000	7,000,000
Total Current Liabilities	$20,418,015	$18,668,685
Total Liabilities	$20,418,015	$18,668,685
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000,000 shares authorized, 34,040,832 and 33,961,650 issued and outstanding on March 31, 2017 and December 31, 2016, respectively	34,040	33,961
Additional paid-in capital	300,961,005	299,477,706
Accumulated deficit	(194,608,661)	(191,729,136)
Total Stockholders' Equity	106,386,384	107,782,531
Total Liabilities and Stockholders' Equity	$126,804,399	$126,451,216

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
NET SALES	$34,513,935	$31,453,700
COST OF GOODS SOLD	18,710,658	16,565,813
GROSS PROFIT	15,803,277	14,887,887
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	18,543,748	16,487,082
LOSS FROM OPERATIONS	(2,740,471)	(1,599,195)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	57,677	(40,869)
Interest Expense	(175,977)	(116,738)
	(118,300)	(157,607)
LOSS BEFORE INCOME TAXES	(2,858,771)	(1,756,802)
INCOME TAX EXPENSE	20,754	15,000
NET LOSS	(2,879,525)	(1,771,802)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,879,525)	$(1,771,802)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.09)	$(0.05)
-DILUTED	$(0.09)	$(0.05)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	33,563,133	33,537,280
-DILUTED	33,563,133	33,537,280

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,879,525)	$(1,771,802)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss on accounts receivable	77,164	7,805
Loss on disposal of equipment and deposits on equipment	6,005	143,407
Share-based compensation	930,157	1,006,046
Fair value adjustment for outstanding warrants	(108,116)	(58,122)
Change in reserve for inventory obsolescence	81,925	133,174
Depreciation and amortization	3,049,127	2,071,272
Amortization of deferred financing costs and loan discount	40,751	35,901
Changes in operating assets and liabilities
Accounts receivable	90,753	(110,542)
Inventories	(2,286,483)	(1,463,223)
Prepaid expenses and other current assets	275,711	(974,899)
Other assets	(265,272)	(184,987)
Accounts payable	3,801,808	1,774,682
Accrued expenses	(736,952)	1,406,479
Net cash flows provided by operating activities	2,077,053	2,015,191
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	-	3,250,000
Acquisitions of property, plant and equipment, software and deposits on equipment	(3,270,498)	(13,045,117)
Proceeds from sale of equipment	5,835	5,672
Net cash flows (used in) investing activities	(3,264,663)	(9,789,445)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options to purchase common stock	553,221	10,970
Repayment of borrowings under Credit Facilities	(1,250,000)	—
Net cash flows (used in) provided by financing activities	(696,779)	10,970
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,884,389)	(7,763,284)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,908,177	8,029,413
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,023,788	$266,129

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three months ended
	March 31,
	2017	2016
Gross Profit (as reported)	$15,803	$14,888
Depreciation expense (a)	1,434	679
Plant start-up expenses and processing (b)	—	238
Adjusted Gross Profit	$17,237	$15,805
Adjusted Gross Profit as a % of Net Sales
Adjusted Gross Profit	$17,237	$15,805
Net Sales	$34,514	$31,454
Adjusted Gross Profit as a % of Net Sales	49.9%	50.2%

(a)Represents non-cash depreciation expense included in Cost of Goods Sold.

(b)Represents additional operating costs incurred in 2016 in connection with the startup of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three months ended
	March 31,
	2017	2016
SG&A expenses (as reported)	$18,544	$16,487
Non-cash stock based compensation (a)	890	957
Adjusted SG&A	$17,654	$15,530
Adjusted SG&A as a % of Net Sales	51.1%	49.4%

(a)Represents non-cash stock based compensation expense.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET INCOME/(LOSS) AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three months ended
	March 31,
	2017	2016
Net loss	$(2,880)	$(1,772)
Depreciation and amortization	3,049	2,071
Interest expense	176	117
Income tax expense	21	15
EBITDA	$366	$431
Loss on disposal of equipment	6	143
Launch expense (a)	755	722
Plant start-up expenses and processing (b)	—	238
Non-cash stock based compensation (c)	930	1,006
Warrant fair valuation (d)	(108)	(58)
Adjusted EBITDA	$1,949	$2,482

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents additional operating costs incurred in 2016 in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

(c)Represents non-cash stock based compensation expense.

(d)Represents the change of fair value for the outstanding common stock warrants.